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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Evergreen Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

May 10, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Evergreen Energy Inc., which will be held on Wednesday, June 15, 2011, at 9:00 a.m. Mountain Daylight Time, at 16 Market Square, 6th Floor, 1400 16th Street, Denver, Colorado 80202.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

        The Annual Report for the year ended December 31, 2010 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.evgenergy.com, is a convenient way to communicate with us.

        Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not wish to attend the meeting in person. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Interwest Transfer Company, Inc., in the enclosed addressed, postage-paid envelope, as a quorum of our stockholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,

Thomas H. Stoner, Jr. Chief Executive Officer

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2011

May 10, 2011

To the Stockholders of Evergreen Energy Inc.:

        The 2011 Annual Meeting of Stockholders of Evergreen Energy Inc. will be held on Wednesday, June 15, 2011, at 9:00 a.m., Mountain Daylight Time, 16 Market Square, 6th Floor, 1400 16th Street, Denver, Colorado 80202. The purpose of the meeting is to consider and take action upon the following matters:

          1.     Election of directors;

          2.     Ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

          3.     Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

        Only stockholders of record as of the close of business on April 18, 2011 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof.

        Our bylaws require that the holders of a majority of the common stock issued, outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

        THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

        This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

William G. Laughlin Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2011.

The Evergreen Energy Inc. Proxy Statement, Proxy Card, and Annual Report on Form 10-K for the year-ended December 31, 2010 are available for review on the Internet at http://proxy.evgenergy.com.

EVERGREEN ENERGY INC.
1225 17th Street, Suite 1300
Denver, Colorado 80202

ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2011

PROXY STATEMENT

        The enclosed proxy is solicited by our Board of Directors for use at the 2011 Annual Meeting of Stockholders of Evergreen Energy Inc., a Delaware corporation, to be held on Wednesday, June 15, 2011, at 9:00 a.m., Mountain Daylight Time, at 16 Market Square, 6th Floor, 1400 16th Street, Denver, Colorado 80202, and at all postponements, continuations or adjournments thereof. We are first mailing this Proxy Statement and the enclosed proxy card on May 10, 2011, to persons who were stockholders at the close of business on April 18, 2011, the record date for the Annual Meeting. In this Proxy Statement, we use the terms "Evergreen," "we," "our," and "us" to refer to Evergreen Energy Inc.

VOTING PROCEDURES

        You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting. On April 18, 2011, the record date, there were 26,335,664 shares of common stock outstanding.

        The presence in person or by proxy of a majority of our outstanding shares of common stock, $.001 par value, entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

        Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted "FOR" the nominees for director, "FOR" the ratification of the selection of Hein & Associates LLP to serve as our independent registered public accounting firm for the year ending December 31, 2011, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the Annual Meeting. You may revoke your proxy at any time prior to the exercise thereof by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address, or by voting in person at the Annual Meeting. Any notice of revocation sent to us must include your name and must be received prior to the meeting to be effective. Votes cast by proxy will be tabulated by an automated system administered by Interwest Transfer Company, Inc., our transfer agent. Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

        If you hold your shares in "street name" through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may not exercise voting discretion with respect to your shares.

        No stockholder of Evergreen Energy Inc., regardless of how you vote your shares on any proposal, will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise. At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

 VOTE REQUIRED

Election of Directors

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A majority vote is required for approval of the other matters. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        As of the record date, April 18, 2011, there are 26,335,664 shares of common stock outstanding, .61 share of series B convertible preferred stock outstanding and 1 share of series C convertible preferred stock outstanding. Only holders of common stock have voting rights. Shareholders are entitled to one vote for each share of common stock they own.

Other Proposals

        For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum and it will be counted toward the total votes cast on such matters. Accordingly, an abstention will have the effect of a negative vote.

Voting Results

        Preliminary voting results will be announced at the Annual Meeting. We plan to publish final voting results in an 8-K announcement to be filed within four days of our Annual Meeting.

STOCK OWNERSHIP

        The following table sets forth certain information, as of April 18, 2011, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors and nominees, (3) each of our named executive officers, set forth in the summary compensation table on page 27 and (4) all of our directors, nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of April 18, 2011. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 26,335,664 shares of common stock outstanding as of April 18, 2011.

        Unless otherwise indicated below, the address of each of the principal stockholders is c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Class
Beneficial Owners of More than 5%:
Edgehill Partners; Edgehill Multi-Strategy Fund, Ltd	1,463,244	(1)	5.56%
2 Bloor Street, Suite 2102 Toronto, Ontario, Canada
ECK & Partners Holdings Limited; Stanhill Asset Management Inc.; Stanhill Special Situations Fund; Stanhill Capital Partners (BVI) Limited	1,459,680	(2)	5.29%
18th Floor, Fairmont House, 8 Cotton Tree Drive, Central, Hong Kong
Current Directors, Nominees and Named Executive Officers:
Guido Bartels	37,787	(3)	*
Manuel H. Johnson	63,460	(4)	*
Robert S. Kaplan	52,974	(5)	*
Ilyas T. Khan	1,459,680	(2)	5.29%
Richard B. Perl	52,005	(6)	*
Peter B. Moss	1,210		*
Chester N. Winter	57,314	(7)	*
Thomas H. Stoner, Jr.	637,856	(8)	2.39%
Diana L. Kubik	268,284	(9)	1.01%
Michael J. Gionfriddo	24,135		*
William G. Laughlin	250,799	(10)	*
Kevin E. Milliman	227,162	(11)	*
Former Executives
Miles F. Mahoney	1,667	(12)	*
All directors and executive officers as a group (12 persons)	3,132,664	(13)	11.01%

*
Less than 1%.

(1)
The investments of Edgehill Multi-Strategy Fund, Ltd are managed by Edgehill Partners. Edgehill Partners has the shared power to vote and dispose or direct the disposition of 1,463,244 shares of Common Stock.

(2)
Includes 1,238,150 shares Stanhill Special Situations Fund Limited (formerly known as Crosby Special Situations Fund Limited) has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of warrants. Our Executive Chairman, Ilyas Khan, owns 88% of ECK & Partners Holdings Limited. Stanhill Capital Partners (BVI) Limited (formerly Crosby Capital Partners (BVI)) Limited is a wholly-owned subsidiary of ECK & Partners Holdings Limited. Crosby Asset Management Inc. is 48% owned by ECK & Partners Holdings Limited. Stanhill Special Situations Fund Limited is a wholly-owned subsidiary of ECK & Partners Holdings Limited. Includes 75,376 shares of common stock issued to Stanhill Special Situations Fund Limited on April 21, 2011 in lieu of cash consideration for services pursuant to a Professional Services Agreement.

(3)
Includes 4,167 shares that Mr. Bartels has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

(4)
Includes 8,291 shares that Mr. Johnson has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

(5)
Includes 6,374 shares that Mr. Kaplan has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

(6)
Includes 4,495 shares that Mr. Perl has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

(7)
Includes 4,167 shares that Mr. Winter has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

(8)
Includes 301,667 shares Mr. Stoner has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options; 14,932 shares held in an IRA for Mr. Stoner's benefit as to which he has sole voting and investment power; and 69,231 shares held in the Thomas J. Stoner, Jr. Revocable Trust, for which he is trustee and has sole voting and investment power.

(9)
Includes 186,833 shares Ms. Kubik has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

(10)
Includes 171,834 shares Mr. Laughlin has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

(11)
Includes 184,834 shares Mr. Milliman has the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options and 19,231 shares held in an IRA for Mr. Milliman's benefit as to which he has sole voting and investment power

(12)
Includes shares in which Mr. Mahoney had vested prior to his termination.

(13)
Includes an aggregate of 2,110,812 shares which directors and executive officers as a group have the right to acquire within 60 days of April 18, 2011, pursuant to the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NYSE Arca, and to furnish us with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to us and certain representations made to us, we believe that during the year ended December 31, 2010, all filings under Section 16(a) were made on a timely basis.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors is presently composed of eight members. Our certificate of incorporation and bylaws require that all directors will be elected each year for a one year term.

        Of the nominees for election at this meeting, all are currently directors. Ilyas T. Khan was appointed on January 2, 2011 by the Board to serve as a Director. Peter B. Moss was appointed by the Board on March 11, 2011 to serve as a Director. Mr. Khan was identified by an independent third-party merchant banker, who did not receive a fee for this service, and was recommended to the Corporate Governance and Nominating Committee by Messrs. Stoner and Perl. Mr. Khan was appointed as Executive Chairman of the Board on January 2, 2011. Mr. Moss was recommended by Mr. Khan to our Corporate Governance and Nominating Committee. The remaining directors nominated for election were previously elected by the stockholders. If elected at the Annual Meeting, each of the Directors will serve until the 2012 Annual Meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal. The nominees have all indicated a willingness to serve as directors if elected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the Annual Meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by our Board. Each of the nominees qualifies as an independent director under applicable NYSE Arca Equities Rules, except for Messrs. Khan and Stoner.

        Although the term of office for all of our directors expires at the Annual Meeting, only six directors have been nominated by the Board. Manuel H. Johnson and Guido Bartels will not stand for re-election to the Board but will complete the terms of their directorships, which expire on the day of our Annual Meeting, June 15, 2011. Mr. Johnson and Mr. Bartels chose not to stand for election to the Board so that they can focus on other business interests and directorships. As previously disclosed, Mr. William G. Gibson resigned from the Board in September 2010 and joined the Board in January 2010. Lastly, as disclosed in the Definitive Proxy dated June 3, 2010, Robert J. Clark and M. Richard Smith did not stand for election at the 2010 Annual Meeting and completed their terms in July 2010. There are no known disagreements between these directors and us on any matter relating to our operations, policies or practices. The Board, at its discretion, has decided not to fill these vacancies at this time, and as a result, the size of our Board of Directors will be reduced. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board, in its discretion, will appoint committeeships and chairman positions at the next scheduled Board Meeting following the Annual Meeting.

Nominees for Election at the 2011 Meeting

        The following table sets forth certain information with respect to our director nominees and the directors who will continue in office after the Annual Meeting, including the name and age of each director nominee, his principal occupation and business experience, and the commencement of his term as a director.

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Robert S. Kaplan (70)	Dr. Kaplan is a Baker Foundation Professor at the Harvard Business School. He joined the HBS faculty in 1984 after spending 16 years on the faculty of the Carnegie-Mellon University business school, where he served as Dean from 1977 to 1983. A 2006 inductee into the Accounting Hall of Fame, Dr. Kaplan previously served as director of the Pittsburgh branch of Federal Reserve Bank of Cleveland, the J. I. Kislak Corporation and Renaissance Solutions. He has served on the Board of Directors of Acorn Systems, Inc since 2001. Mr. Kaplan's qualifications to serve as our director include his substantial financial expertise.	2005
Ilyas T. Khan (48)

Mr. Khan lived and worked in Hong Kong since 1989 before moving back to his home in the United Kingdom in early 2009. He started his career with J Henry Schroder Wagg in 1984 in London, and worked as an investment banker through 1998 at Citigroup (1987 to 1993), UBS (1993 to 1996) and Nomura (1996 to 1998). In 1998 he founded the TW Indus Group, an investment holding company, which acquired Crosby Capital in 2003. Since 2003, Mr. Khan has served, initially as Chairman and CEO, and latterly as a strategic advisor to Crosby Capital Partners, a privately held Asian-based merchant banking group focusing on natural resources with a particular track record in coal, gold and copper. In 2008, Mr. Khan was the founding Chairman of privately held Touchstone Gold Holdings, where he remains as a director. Mr. Khan is the major shareholder of Touchstone Gold. Beginning in 2000, he served as one of the three founding directors of Australian-based White Energy Company Limited (WEC.AX), which developed, built and operated plants that upgraded coal in a variety of locations. After WEC diversified into the direct ownership of coal assets, and as Mr. Khan re-located back to live in the United Kingdom, he stepped off the board in mid-2010. Since June 2009, Mr. Khan has been a trustee and, since September 2009, the Chairman of Leonard Cheshire Disability, a UK-based charity with active operations in over 50 countries and a focus on supporting and caring for disabled people. Leonard Cheshire Disability was established in 1948 and is the world's largest NGO that focuses on disability. Mr. Khan holds a B.A. Hons (honors degree) from the University of London's School of Oriental and African Studies. Mr. Khan is qualified to serve on our Board as a result of his vast knowledge and experience in the coal upgrading industry.

		2011

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Peter B. Moss, Jr. (53)

Mr. Moss has over 30 years of experience in the financial markets. Mr. Moss has held senior positions in hedge fund equity and derivative sales at Commerzbank Global Equities (1999 to 2000), Donaldson Lufkin Jenrette (2000), Dresdner Kleinwort Wasserstein (2000 to 2004) and Christopher Street Capital, a subsidiary of NASDAQ-listed GFI Group, Inc. (2004-2006), with particular emphasis on risk, event and capital structure arbitrage. Since May 2006, he has served as Vice President, Corporate Development/Investor Relations for Max Petroleum PLC, an AIM-listed, Kazakhstan-focused oil and gas exploration and development company, for which he formed an investor group which was instrumental in the IPO of the Company in October 2005. In addition, Mr. Moss currently serves as a non-executive director of Revelation Capital Management (formerly Osmium Capital Management), a Bermuda-based hedge fund, and of Crosby Asset Management Ltd., a AIM-listed merchant bank and asset manager, where he also serves as head of its Compensation and Nomination Committees, and as a member of its Audit Committee. Mr. Moss has also served on the boards of and/or acted as an advisor to a number of Crosby's portfolio companies, including Diamond Time, Inc., a NY copyright clearance agency and Music Copyright Solutions, an AIM-listed, UK-based music company. Mr. Moss attended Tulane University, located in New Orleans, Louisiana and is a graduate of Deerfield Academy in Deerfield, Massachusetts. Mr. Moss brings his knowledge of financial management and extensive experience in the natural resources sector to our Board.

2011
Richard B. Perl (54)

Mr. Perl has served on the executive team of TerraCycle, Inc., a green company that develops collection locations for post-consumer packaging waste since June 2009 and as Chief Administrative Officer since January 2010. He also served as Senior Adviser from February 2008 to June 2009. In 1987, Mr. Perl founded and continues to act as President of Pacific Partners International Investments, Inc. through which he has provided management and advisory services to hundreds of individuals and businesses, mostly in the green sector. Additional specific roles include Senior Advisor to Econergy International, PLC from April 2004 to May 2008 and ABC Carpet & Home from March 2003 to July 2007; Board member of Renewal Partners, a seed capital venture fund in Vancouver since January 2002; and a Board member of Verite, Inc. since March 2003. Mr. Perl's qualifications to serve as our director include his general business experience and management skills in aiding corporate development and communications.

2009

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Chester N. Winter (78)

Mr. Winter is co-founder and has served as the general partner of NewWest Capital Partners, an investment fund manager since its founding in 1999. Until a recent merger with an international advertising agency, he was chairman of Texture Media, a fast growing and web based interactive brand building media technology agency from 2004 to 2009. Mr. Winter currently serves on the boards of First Western Trust Bank, the University of Colorado Department of Economics and the Bard Center for Entrepreneurship. Previously, he was a member of the board of directors of Econergy International, one of the premier carbon trading companies after the ratification of the Kyoto Protocol, and chairman of Highland Energy Group, a venture capital funded energy Management company. Mr. Winter served on the Econergy Board with Tom Stoner and Richard Perl. He served on the Board of Highland Energy with Tom Stoner. In addition, Mr. Winter served on the Boards of Directors of Clinical Diagnostics, Inc., U.S. Wireless Data and Soleron Corp., all public companies. He has also completed the owner/president management program at the Harvard Business School and eighteen volunteer projects with businesses in developing countries around the world. Mr. Winters' qualifications to serve as our Director include his vast financial and general business experience in early stage business development.

2010

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Thomas H. Stoner Jr. (51)

Mr. Stoner has served as Chief Executive Officer of Evergreen Energy, Inc. since June 2009 and as Chairman of Board from September 2010 to January 2011. Since joining the Company, Mr. Stoner has redirected the strategy as a "green technologies" company focusing its resources on the commercialization of both K-Fuel and GreenCert. He oversaw the divestiture of certain assets of Buckeye Industrial Mining and various initiatives to improve the Company's balance sheet. Prior to joining Evergreen, Mr. Stoner served as CEO of Econergy International from 1998 to October 2008. Econergy International was listed on the AIM under the London Stock Exchange in February 2006. Econergy was a leading independent power developer of renewable energy projects, including wind farms, small hydro, and methane fired power generation facilities throughout Americas as well as one of the leading carbon emissions traders under the Kyoto Protocol. Under Mr. Stoner's leadership, Econergy developed the first methodology submitted to the governing body of the clean development mechanism (CDM), the United Nations Framework Convention on Climate Change (UNFCCC). Mr. Stoner led the sale of Econergy to GDF-Suez, one of the largest utilities in the world. Prior to Econergy, Mr. Stoner founded and served as president of the Highland Energy Group, a national energy services company (ESCO) providing demand side management (DSM) services to public utilities, such as the Public Service Company of Colorado, Duke Power, and Texas Utilities. Mr. Stoner led the sale of the Company to Eastern Utilities, formerly a NYSE traded public utility headquartered in Boston, Massachusetts. Mr. Stoner has served as a technical advisor in more than a dozen countries. Mr. Stoner holds a Masters in Accounting & Finance from the London School of Economics and a BA from Hampshire College, Amherst, Massachusetts. Mr. Stoner brings his general business experience in early stage business development experience to our Board.

2009

Vote Required

        The vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. KAPLAN, MR. KHAN, MR. MOSS, MR. PERL,
MR. STONER AND MR. WINTER.

 CORPORATE GOVERNANCE AND BOARD MATTERS

        Evergreen is committed to having sound corporate governance principles and practices. Evergreen's primary corporate governance documents, including our Code of Business Conduct and Ethics and our Board Committee Charters, are available to the public on our internet website at http://www.evgenergy.com. The following is a discussion of our current corporate governance principles and practices.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The code covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the code is available on the Evergreen website at http://www.evgenergy.com or may be obtained by written request submitted to the Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. We intend to satisfy any disclosure requirements regarding amendments to or waivers from, any provision of the code by disclosure on our website.

Independence of Directors and Board Structure

        The Board has determined that all of our director nominees and all current directors, except Ilyas T. Khan, our Executive Chairman, and Thomas H. Stoner, Jr., our Chief Executive Officer, are "independent" within the meaning of the NYSE Arca director independence standards as set forth in Rule 5.3(k) of the NYSE Arca Equities Rules and have no material relationship with Evergreen, directly or indirectly, that would interfere with the exercise of independent judgment. The Board of Directors determines the independence of each director based on the standards adopted by the Board that comply with the NYSE Arca Equities Rules. These independence standards can be found in our Corporate Governance and Nominating Committee charter available on the Evergreen Energy website at http://evgenergy.com.

        Mr. Stoner is Chief Executive Officer as well as a Board member. Mr. Khan, who is not an employee of the Company, serves as Executive Chairman of the Board. Mr. Johnson currently serves as our independent Lead Director. As discussed above, Mr. Johnson will not stand for re-election to the Board but will complete the term of his directorship. After the Annual Meeting, the Board will evaluate whether or not to replace the role of Lead Director. The Board has evaluated this structure and determined that the Company will perform better at this time by separating the roles of CEO and Chairman to assure appropriate risks are assessed and shareholder long term interests are protected.

Board Meetings

        During 2010, our Board held a total of 26 meetings. During 2010, all directors, except Guido Bartels, attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2010, and (ii) the total number of meetings held by all committees of the Board on which such director served in 2010. The 2010 Annual Meeting of Stockholders was attended by three of the seven directors comprising the Board at that time.

Executive Sessions

        Our non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not our officers and include directors, if any, who are not "independent" by virtue of the existence of a material relationship with Evergreen. Except for Mr. Khan and Mr. Stoner, all of Evergreen's directors are non-management directors. Executive sessions are currently chaired by our non-management, Lead Director Manual H. Johnson. M. Richard Smith served as our non-management Chairman until his resignation in July 2010. An executive session is held in conjunction with most regularly scheduled Board meetings and other sessions may be called by the chairman or lead director in his discretion or at the request of the Board.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee, and

the Corporate Governance and Nominating Committee. In accordance with NYSE Arca listing standards, all standing committees are comprised solely of non-employee, independent directors. Copies of the committee charters are available at http://www.evgenergy.com.

        In addition to the three standing committees, the Board currently has two additional committees, the Risk Committee and the Executive Committee. Until May 2010, the Board also had a Finance Committee. In addition, the Board established two Special Committees during 2009 to address specific tasks. One Special Committee was established to review and approve all aspects of the potential sale of our subsidiary, Buckeye Industrial Mining Co. This Special Committee was comprised of M. Richard Smith (Chairman), Robert J. Clark and Manuel H. Johnson; and was dissolved in April 2010 upon our signing a definitive agreement to sell the assets of Buckeye Industrial Mining. This committee did not meet in 2010. The second Special Committee was established to review certain aspects of outstanding shares C-Lock Technology stock. This Special Committee was comprised of M. Richard Smith (Chairman), Robert S. Kaplan and Manuel H. Johnson and did not meet in 2010. Mr. Smith's position was not replaced upon his retirement.

        The Risk Committee assisted the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by: (i) assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, and regulatory information and external risks inherent in our business and the control processes with respect to such risks; (ii) overseeing the risk management, compliance and control activities of the Company; (iii) overseeing the integrity of operational controls regarding legal and regulatory compliance; and (iv) overseeing compliance with legal and regulatory requirements of our business. The Risk Committee was founded in May 2010. The Risk Committee is currently comprised of Ilyas T. Khan (Chairman), Guido Bartels, Robert S. Kaplan and Thomas H. Stoner, Jr. The Risk Committee did not meet in 2010.

        The Executive Committee exercises all powers of the Board of Directors, as defined and limited by our bylaws and Delaware corporate law, between meetings of the full Board whenever it is not desirable or practical to conduct a meeting of the full Board. The Executive Committee is currently comprised of Ilyas T. Khan (Chairman), Dr. Manuel H. Johnson, Richard B. Perl, Thomas H. Stoner Jr. and Chester N. Winter. Mr. Khan was appointed to this committee in January 2011. Mr. Stoner served as Chairman of this committee from July 2010 through January 2011. M. Richard Smith served as Chairman from September 2009 through July 2010. Mr. Perl and Mr. Winter were both appointed to the committee in May 2010. Robert J. Clark served on the committee from May 2007 through July 2010. During 2010, the Executive Committee met a total of four times.

        The Finance Committee assisted the Board in various matters, including the selection of investment bankers, funding strategies for commercial projects and other capital needs, developing and monitoring our investment policy, and other financial issues. The Finance Committee was dissolved in May 2010 and its duties were transferred to the Board. Prior to the dissolution, the Finance Committee was comprised of Richard B. Perl (Chairman), William G. Gibson, M. Richard Smith and Chester N. Winter. Mr. Perl and Mr. Winter were appointed to the Finance Committee in September 2009 and January 2010, respectively. Further Mr. Gibson and Mr. Smith served on this committee from January 2010 and January 2009, respectively through the dissolution of this committee. During 2010, the Finance Committee met two times.

        Audit Committee.    Our Audit Committee is currently comprised of Chester N. Winter (Chairman), Robert S. Kaplan, Manuel H. Johnson and Peter B. Moss. Mr. Winter joined the committee in January 2010 and became its chairman in May 2010. Robert J. Clark served on the committee from February 2006 through July 2010 and served as its chairman from May 2006 to May 2010. Mr. Moss jointed the Committee in March 2011. During 2010, the Audit Committee met five times, at which our independent registered public accounting firm was present. Each member of the Audit Committee satisfies independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules and those standards provided for under the Securities Exchange Act of 1934. All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Kaplan qualifies as an audit committee financial expert as defined within Section 229.407(d) (5) (ii) of the Securities Exchange Act of 1934. Mr. Kaplan's financial experience is described on page 8 above.

        The Audit Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent registered public accounting firm. The Audit Committee also reviews and approves all audit, audit-related and non-audit-related services performed by the independent public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm and with our own appropriate financial personnel regarding these matters. The independent registered public accounting firm regularly meets privately with this committee and has unrestricted access to this committee. The Audit Committee examines the independence and performance of our internal financial personnel and the independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies and our annual and quarterly reports on Forms 10-K and 10-Q. Further, if we choose to issue earnings releases, the Audit Committee reviews these before they are published. See "Audit Committee Report" for more information.

Audit Committee Report

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving our accounting, financial reporting and internal control functions. The Audit Committee has sole authority to select our independent registered public accounting firm.

        Management is responsible for preparing the financial statements so that they comply with generally accepted accounting principles of the Unites States of America and fairly present our financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Securities and Exchange Commission; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence. The Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services is compatible with maintaining the independence of the accountants.

        Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Chester N. Winter, (Chairman)
Manuel H. Johnson
Robert S. Kaplan
Peter B. Moss

        The Audit Committee recommends that Hein & Associates LLP serve as our independent registered public accounting firm for fiscal year 2011. See "Proposal No. 2—Ratification of Selection of Independent Accountants."

        Compensation Committee.    The Compensation Committee is currently comprised of Robert S. Kaplan (Chairman), Richard B. Perl and Peter B. Moss. Mr. Kaplan has served on the committee and as its chairman since May 2009. Mr. Perl and Mr. Moss were appointed to the Compensation Committee in May 2010 and March 2011, respectively. William G. Gibson served on this committee from January 2010 until his resignation in September 2010. Robert J. Clark served on the committee from May 2006 until July 2010. During 2010, the Compensation Committee met four times. Each member of the Compensation Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules. The Compensation Committee meets with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than three times a year. The Compensation Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com.

        The purpose of the Compensation Committee is to (i) discharge the Board's responsibility relating to compensation of our executive officers; (ii) review and recommend to the Board compensation plans, policies and programs as well as approve individual executive officer compensation; and (iii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Additionally, the committee oversees the Chief Executive Officer, or CEO, as well as executive management appointments at our headquarters and our major subsidiaries. Committee members are appointed by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee and serve such terms as the Board may determine, or until their earlier resignation, death or removal by the Board.

        The main objectives of the Compensation Committee are the development of the philosophy and policy that will guide executive pay practices and decisions, such as:

  •
  Recruitment and retention of officers;

  •
  Creation of pay plans that tie to stockholders' interests;

  •
  Establishment of pay programs with the appropriate mix of fixed pay versus variable pay;

  •
  Incorporation of an appropriate amount of risk and strategic goals into incentive programs;

  •
  Establishment of pay programs which are efficient from tax, accounting, and securities law perspectives;

  •
  Ensure that there are no barriers to desired business transactions; and

  •
  Ensure protection of proprietary information and protect against future competition by executives through employment agreements and non-compete covenants.

        The most significant duties and responsibilities of the Compensation Committee are as follows:

  •
  Annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of the goals and objectives and establish the individual elements of the CEO's total compensation;

  •
  Establish compensation plans, including policies and programs with respect to the incentive-compensation plans and equity-based plans;

  •
  Review and monitor our employee and management compensation and benefit plans and policies, provide oversight of any employee benefit plans, and review and approve the compensation of our executive officers;

  •
  Review and approve, for the CEO and other officers, when and if appropriate, employment agreements, severance agreements and change of control provisions/agreements; and

  •
  Report on the executive compensation as required by applicable laws and regulations for inclusion in our proxy statement or other SEC filings.

        Our Compensation Committee has the authority to seek advice and assistance from outside consultants and our executive officers in determining and evaluating director, CEO and other executive officer compensation. The overall goals have been to attract, retain, motivate, and align the executives and directors with stockholder share value. The Compensation Committee has the authority to obtain advice and assistance from any officer, our human resources department, or any outside legal experts or other advisors. The Compensation Committee has also utilized the advice of the CEO and other Board members in determining compensation and performance of executive officers.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee is currently comprised of Manual H. Johnson (Chairman), Guido Bartels and Chester N. Winter. Mr. Johnson was appointed to the Corporate Governance and Nominating Committee in May 2009 and has served as its chairman since January 2010. Mr. Bartels and Mr. Winter joined this committee in January 2010 and May 2010, respectively. M. Richard Smith served on this committee from May 2009 until July 2010. The committee met four times during 2010. Each member of the Corporate Governance and Nominating Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules.

        The Corporate Governance and Nominating Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The committee, among other things, identifies, evaluates and recommends individuals qualified to be our directors and is in charge of developing and recommending our corporate governance guidelines. The committee considers stockholder nominees for election to the Board if our Secretary receives timely advance written notice of such nominees. Please see "Stockholder Procedures to Nominate Directors" below for more information on how the committee considers director candidates submitted by our stockholders.

        In addition to potential director nominees submitted by stockholders, the Corporate Governance and Nominating Committee considers candidates submitted by directors, management, and from time to time in its sole discretion, and candidates submitted by a third-party search firm. The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future. The committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the committee's charter and described below. Our Corporate Governance and Nominating Committee expects to continue to evaluate and may add new candidates for Board positions that will strengthen our credentials. Any new members are required to be approved by the Board and approved by the stockholders at the next annual meeting.

        In evaluating candidates for nomination the Board takes into account the applicable requirements for directors under the Securities Exchange Act of 1934 and the listing standards of NYSE Arca Equities Rules. The committee also takes into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. The committee may (but is not required to) consider candidates suggested by management or other members of the Board.

        The Corporate Governance and Nominating Committee also recommends the membership on the various Board committees at the first Board meeting following the annual meeting of stockholders.

Stockholder Communications with the Board

        Any stockholder desiring to contact our non-management directors as a group, the Board, or any individual director, may do so by written communication directed to Chester N. Winter, the independent director who has been designated by the Board to receive such communications. Communications should be addressed to Chester N. Winter, c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. Any communications received that are directed to the Board will be processed by Mr. Winter and distributed promptly to the Board or individual directors, as appropriate.

Stockholder Procedures to Nominate Directors

        The Corporate Governance and Nominating Committee will consider qualified candidates for possible nomination that are submitted by stockholders in accordance with our bylaws and policies regarding director nominations. All stockholder director nominees will be evaluated using the same criteria as are applicable to persons nominated by other sources as set forth in the Corporate Governance and Nominating Committee Charter.

        Stockholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable proxy rules, including (in addition to the information required in our bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of our common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on Evergreen's books, of such stockholder and such beneficial owner, (ii) the class and number of shares of Evergreen that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any material interest of the stockholder and/or such beneficial owner in the nominee or the nominee's election as a director. Such information should be sent to the Corporate Governance and Nominating Committee, Evergreen Energy Inc., c/o Secretary, 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        No candidates for director nominations were submitted to the Corporate Governance and Nominating Committee by any stockholder in connection with the Annual Meeting. Any stockholder desiring to present a nomination for consideration prior to the 2012 annual meeting must do so in accordance with our policies and bylaws. The deadline to submit a candidate for the Corporate Governance and Nominating Committee's consideration is January 12, 2012.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2010 were Robert S. Kaplan (Chairman), Robert J. Clark, William G. Gibson, Richard B. Perl and M. Richard Smith. Peter B. Moss joined the Compensation Committee in March 2011. None of the Compensation Committee members were at any time during fiscal 2010 or through the date of this document, or at any other time, an officer or employee of Evergreen Energy Inc. or any of our subsidiaries. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Non-Executive Director Compensation

        Beginning October 2010, all non-employee directors receive an annual cash retainer of $18,000 payable quarterly in arrears, $1,500 for each day of attendance at each Board meeting or $750 if the director attends the meeting via teleconference or if the meeting is held via teleconference, and $750 for attendance at each committee meeting outside of those committee meetings held in conjunction with in-person board meetings. If we have a non-executive Chairman, this position receives additional annual compensation of $22,500, payable quarterly in arrears, which is pro-rated for any partial period of service. If we have a Lead Director, this position receives additional annual compensation of $10,000, payable quarterly in arrears, which is pro-rated for any partial period of service. The Chairman of the Audit Committee receives additional annual compensation of $5,000, payable quarterly in arrears and the Chairman of all other Board committees receive additional annual compensation of $3,750, payable quarterly in arrears. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings. All of the above described payments are to be in cash.

        In addition, our Board established a policy for granting equity as part of the compensation for our non-employee directors. Equity grants will primarily be made in the form of fully vested restricted stock grants, but a director may choose to receive the grant in options to purchase common stock by notifying the Corporate Secretary no later than one week prior to grant date. Equity grants will be made on the first day of the quarter for the prior quarter's service and the number of shares or options will be determined by dividing the dollar value of the equity grant by the closing price on the last day of the previous quarter. The Board has established the grant amounts as follows:

  •
  $27,000 annual retainer payable quarterly in arrears for serving on our Board of Directors

  •
  $1,500 for each day of attendance at each Board meeting payable quarterly in arrears

  •
  $750 for each day of in-person Board meeting attended via teleconference payable quarterly in arrears

  •
  $750 for attendees at each telephonic Board meeting which exeeds 1 hour in length payable quarterly in arrears

  •
  $750 for attendance of Board Committee meetings not held in conjunction with a Board meeting.

  •
  $5,000 annually, paid quarterly in arrears, for serving as a Chairman of the Audit Committee

  •
  $3,750 annually, paid quarterly in arrears, for serving as Chairman of a Board committee

  •
  $22,500 annually, paid quarterly in arrears, for serving as the non-executive Chairman of the Board

  •
  $10,000 annually, paid quarterly in arrears, for serving as Lead Director

        In accordance with the current compensation plan, there are no initial grants for new non-employee directors, but the Board, at its discretion, may approve grants as a means of incentivizing new board members. In March 2011, the Directors were offered the opportunity to receive equity in lieu of cash for unpaid fees related to the third and fourth quarter of 2010. As a result, on March 31, 2011, 25,720 shares of common stock were issued in lieu of $79,725 of cash fees payable to non-employee directors.

        Prior to our adoption of this new Board compensation plan in October 2010, all non-employee directors received an annual cash retainer of $20,000, payable quarterly in arrears, $2,000 for attendance at each Board meeting or $1,000 if the meeting is held via teleconference, and $500 for attendance at each committee meeting. Our non-executive Chairman received additional annual compensation of $45,000, payable quarterly in arrears, which was pro-rated for any partial period of service. All of these payments were in cash. Directors were also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.

        Further, the prior compensation plan established a policy for granting options as a part of the compensation for our non-employee directors. It was anticipated that such grants would generally be made on March 15th of each year. To be eligible for these annual grants, non-employee directors must have served on our Board on the date of grant. Pursuant to this plan, the Board established option grants as follows:

  •
  7,500 options for serving on our Board of Directors

  •
  1,000 options for serving on our Audit Committee

  •
  1,500 options for serving as a chairman of a Board committee

  •
  1,000 options each quarter for a non-employee director serving as Chairman of the Board

        In February 2008, the Compensation Committee adopted a policy to award each new non-employee director an option to purchase 50,000 shares of our common stock when first elected to the Board. As additional compensation, discretionary options could have been granted annually. The exercise price per share for these options, which were granted under our stock option plans, was the closing price of our common stock on the date of grant. Options granted to directors under the plans generally had a three or seven year term and became exercisable on the date of grant. In determining whether to grant additional options, the Compensation Committee considered our performance, performance of the directors and the achievement of our overall business strategy and objectives. After consideration of the new Non-Employee Director Compensation plan, the Board rescinded the policy, as noted above, and after October 2010, new Board members no longer receive option grants upon appointment.

        In November 2007, the Governance and Nominating Committee adopted a policy requiring all non-employee directors to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after adopting the policy. New non-employee directors are required to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after joining our Board. In March 2011, the Board elected to rescind these guidelines after consideration of the new Non-Employee Director Compensation more fully described above and the revised approach related to Benchmark grants made to Executive Officers described below. Both of these programs result in the Directors and Named Executive Officers owning an equity stake in Evergreen.

Directors Compensation Table

        The following table sets forth certain information regarding compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2010. All share awards reflect our

12 for 1 reverse stock split in August 2010 as if the event had occurred at the applicable grant dates. Directors who are employees of Evergreen are not compensated for their services as directors:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Other Compensation ($)	Total ($)
Guido Bartels(4)	$29,500	$29,625	$20,417	$—	$79,542
Robert J. Clark(5)	23,500	—	2,200	—	25,700
William Gibson(6)	21,500	—	15,000	—	36,500
Manuel H. Johnson	44,000	36,250	2,200	—	82,450
Robert S. Kaplan	44,250	36,646	2,085	—	82,981
Richard B. Perl	40,750	31,390	867	—	73,007
M. Richard Smith	48,000	—	1,722	—	49,722
Chester Winter	45,250	36,022	15,000	—	96,272

Total	$296,750	$169,933	$59,491	$—	$526,174

(1)
Thomas H. Stoner Jr., our Chief Executive Officer, is not included in this table as he is an employee and thus receives no compensation for his service as a director.

(2)
Reflects the closing price of the common stock on the date of grant. As described above, the Compensation Committee restructured the equity and cash compensation for members of the Board of Directors in October 2010. As a result of the new compensation plan, non-employee directors received 96,709 restricted share grants at $1.35, which represents compensation for services from January 2010 through September 2010, and 60,578 restricted share grants at $0.65 representing compensation for services provided during the quarter ended December 31, 2010.

(3)
Reflects the fair value of the awards on date of grant. Pursuant to the prior compensation plan, non-employee directors received stock option awards on March 15, 2010 for services provided during 2009. Directors were granted 625 options for serving on our Board, 125 options for serving as chairman of a Board committee, and 84 options for serving on our Audit Committee. These options are fully vested and have an exercise price equal to the closing price of our common stock on March 15, 2010, which was $3.72. Further, the non-executive Chairman of the Board received 83 stock options each quarter during which he served as Chairman, in arrears, for his services. The options are fully vested and have exercise prices equal to the closing price of our common stock on the dates of grant, January 4, 2010, June 30, 2010 and July 1, 2010 of $4.08, $1.20 and $2.28, respectively.

(4)
Mr. Bartels joined our Board in January 2010 and received 4,167 options with an exercise price equal to the closing price of our stock on the date of grant of $5.28.

(5)
Mr. Clark retired from his position on the Board in July 2010.

(6)
Mr. Gibson joined our Board in January 2010 and received 4,167 options with an exercise price equal to the closing price of our stock on the date of grant of $5.28. Mr. Gibson resigned from his position in September 2010.

  As of December 31, 2010, each non-employee director had the following number of option awards outstanding: Mr. Bartels—4,167 options; Mr. Clark—0 options; Mr. Gibson—0 options; Mr. Johnson—8,291 options; Mr. Kaplan—6,374 options; Mr. Perl—4,495 options; Mr. Smith—0 options; and Mr. Winter—4,167 options. Additional information concerning the security ownership of our directors is set forth in the Stock Ownership table on page 3.

 EXECUTIVE OFFICERS

        Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Thomas H. Stoner Jr. (51)	Mr. Stoner has served as Chief Executive Officer of Evergreen since June 2009. More detailed information regarding Mr. Stoner's business experience is set forth in this Proxy Statement under "Directors."	2009
Diana Kubik (45)

Ms. Kubik serves as Executive Vice President and Chief Financial Officer of Evergreen. Prior to joining Evergreen in March 2006, Ms. Kubik was practice director at 2 Degrees Consulting, where she specialized in providing Securities and Exchange Commission, technical accounting services and compliance guidance for Sarbanes-Oxley regulations, from November 2004 to March 2006. From September 2002 through August 2004, Ms. Kubik worked for Qwest Communications International Inc. as a Senior Director of Finance. Ms. Kubik held a number of accounting positions with increasing responsibilities, including six years with Deloitte & Touche, LLP. Ms. Kubik is a certified public accountant and received her MBA in Finance from the University of South Florida and a B.S. degree in Accounting and Management Information Systems from the University of Tampa.

		2006
Michael J. Gionfriddo (52)

Mr. Gionfriddo joined Evergreen as Chief Technology Officer in May 2010 and was named Interim President in August 2010. Since joining Evergreen, Mike has created a development team and methodology to deliver our first offering in our GreenCert Software Suite, EMIT. Prior to joining Evergreen, Mr. Gionfriddo served as Chief Technologist at Juniper Networks for the Junos Space group from March of 2010 to May of 2010. From May 2009 to March 2010 Mr. Gionfriddo was CTO at Enhanced Communication Delivery System where he lead the creation of a cloud-based, multi-channel communication platform, ecENACT. From August 2003 to March 2009 Mr. Gionfriddo held a varieties of roles at Sun Microsystems with increasing responsibility. In his last assignment he served as CTO for JavaFX. While at Sun, he also served as Chief Architect for the Java CAPS and Sun Connection Network product lines. He was awarded the Distinguished Engineer title in 2006. Mr. Gionfriddo has held the position of Technical Director at Rogue Wave Software, CTO at EdeNet Communications, and Director of Technology at Lutris Technologies. Mr. Gionfriddo was also one of the early innovators on the Java platform, pioneering some of the early server and management components. Mr. Gionfriddo has BS in Mathematics with Computer Science from Carnegie-Mellon University. Mr. Gionfriddo resigned his positions effective April 5, 2011.

		2010

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
William G. Laughlin (66)

Mr. Laughlin has served as Executive Vice President, General Counsel and Secretary of Evergreen since March 2005. As Evergreen's first General Counsel, Mr. Laughlin possesses a 35-plus year legal background in the energy sector, during which time he has provided advice and counsel to various public and private companies on legal matters pertaining to exploration, production, transportation, marketing, processing, corporate governance and a wide variety of local, state and federal regulations. Prior to joining Evergreen, Mr. Laughlin was Of Counsel with the law firm of Locke Liddell & Sapp LLP in Houston, Texas where he practiced in the firm's Energy Practice Group from 2003 to 2005. From 1990 through 2002, Mr. Laughlin served as Vice President and Director of the Natural Resources Law Department of The Coastal Corporation. Following Coastal's merger with El Paso Corporation in 2001, Mr. Laughlin became Vice President of El Paso Corporation and General Counsel of El Paso Production Company. Prior to 1990, Mr. Laughlin was Vice President, General Counsel and Secretary of Ladd Petroleum Corp., a subsidiary of General Electric Corp. Mr. Laughlin holds a B.A. in Economics from The Colorado College and a J.D. from the University of Wyoming. Mr. Laughlin is admitted to the bars of Colorado, Texas and Wyoming.

2005
Kevin E. Milliman (45)

Mr. Milliman has served as Vice President of Engineering of Evergreen since July 2008. Since joining Evergreen in July 2007 as Senior Lead Process Engineer, Mr. Milliman and his team's efforts have successfully improved K-Fuel plant economics via reductions in capital expenditures and operating expenditures and increased throughput. In addition, Mr. Milliman has played a key role in Evergreen's marketing and project development efforts in the US and around the globe. Prior to joining Evergreen, Mr. Milliman worked in the consulting engineering sector providing technical and project management services to multiple clients to resolve complex issues at the intersection of energy, economics and the environment. As Group Manager and Senior Chemical Engineer for Earth Tech (now AECom) for 10 years from June 1996 until June 2006, he managed a multi-million dollar design/build project for Superfund clean up and completed engineering studies of refinery facilities that identified efficiency and environmental performance improvements at multiple sites across the Unites States. Prior to 1996, Mr. Milliman served as a process chemical engineer with ExxonMobil where he provided technical leadership in a multi-million dollar chemical plant turn-around and expansion. Mr. Milliman is a registered professional engineer in Colorado and holds a B.S. in Chemical Engineering from the University of Rochester and a M.A. Science, Technology and Public Policy from George Washington University.

2009

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        We believe that the performance and contribution of our executive officers is critical to our overall success. Our goal is to attract, retain, and motivate the executives necessary to accomplish our business strategy. We have executive compensation programs that reward performance and emphasize stockholder value creation. The Compensation Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing executive compensation practices. The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the "named executive officers"). Our named executive officers as of December 31, 2010 are:

Current Executives
Thomas H. Stoner, Jr.	Chief Executive Officer
Diana L. Kubik	Executive Vice President and Chief Financial Officer
Michael J. Gionfriddo	Interim President and Chief Operating Officer
William G. Laughlin	Executive Vice President, General Counsel and Secretary
Kevin E. Milliman	Vice President of Engineering
Former Executives
Miles F. Mahoney	Former President and Chief Operating Officer

Effective April 5, 2011, Michael Gionfriddo announced his resignation as our Chief Technology Officer and interim president. Please see Summary Compensation Table on page 27 for detailed components of their 2010 compensation.

Compensation Philosophy

        The primary objectives of our executive compensation program are to support our business strategy and to create value for our stockholders by attracting and retaining our executive officers and, once employed, to encourage high performance from those executives. In order to accomplish these objectives, we believe an executive's performance should be aligned with his or her compensation and be based on both our performance as a company, as well as the executive's individual performance.

        Our executive compensation programs are reviewed and approved by our Compensation Committee and focus on two key principles:

  •
  Provide competitive total compensation that will attract, motivate and retain a highly capable and performance-focused executive team, with the great majority of compensation realized only if performance is achieved; and

  •
  Reward performance by motivating executives to exhibit behaviors that drive enhancement of stockholder value. Incentive opportunities should align corporate growth objectives and performance with individual achievements.

Elements of Total Compensation

        We hope to achieve our goal of increasing stockholder value by offering a comprehensive and reasonable compensation package to executives that has emphasis on variable or contingent compensation, and contains the following components: (1) base pay, (2) cash bonus, (3) stock-based compensation, (4) retention awards, and (5) other compensation. The executive's base pay is tied to both the market value of the position and the executive's ability to contribute, which should be sufficient to attract and retain the most qualified people. Typically, we also offer an annual cash incentive, which is meant to focus the executives on goals and activities that are critical to our success and drive stockholder value each year. Lastly, our executive compensation program is centered on the use of long-term incentives. Long-term incentives are generally used to focus executives on stockholder value and growth in the long term. In establishing goals and objectives related to annual cash incentives and long-term incentives, the Compensation Committee is cognizant that such goals and objectives could create risks that could have a material adverse effect on us. As a result, the Compensation Committee takes care to ensure that these risks are either mitigated through detailed review of various aspects of goals achieved, reliance on our system of internal controls and other similar processes and procedures.

        To help the Compensation Committee execute its responsibilities, the committee retained two independent consultants, Hewitt Associates and Effective Compensation, Inc. (collectively referred to as the "Consultants"), to determine the appropriate amount of pay demanded by market practices. Data provided by the Consultants in 2007 is referred to as the "2007 Report," and additional advice obtained from Effective Compensation, Inc. beginning in the fourth quarter of 2008 through the first quarter of 2009 is referred to as the "2009 Report." During 2010, the Compensation Committee engaged Effective Compensation, Inc. to prepare a revised report which is referred to as the "2010 Report." Neither of the Consultants provide advice to our management or the Company on any other issues nor receive any compensation from the Company other than in connection with the 2007, 2009 and 2010 Reports. As further discussed below, the Consultants provided the Compensation Committee with survey data covering executive base pay, bonus, long-term incentive cash and equity awards based on peer companies similar in complexity and size in the energy industry or based upon various compensation surveys in the energy industry. In 2007 and 2010, the Consultants also provided the Compensation Committee with survey data on directors' fees, retainers and equity awards. In reviewing executive compensation, all significant forms of total compensation are valued and compared, including base salary, annual target and actual bonus, annual long-term incentive equity grant values and other cash and non-cash compensation. The 2007 Report used proprietary compensation survey data that included 99 companies primarily in the exploration and production of coal, oil and natural gas industries located in North America with revenues under $600 million. We focused the study analysis on the energy industry because it was anticipated at that time we would be competing with these other energy companies in hiring and retaining personnel with similar skill sets. A small sampling of the companies included in the 2007 Report is: ADA-ES Inc., Headwaters, Inc., Rentech Inc., Aspect Energy LLC, Bill Barrett Corporation, Black Hills Exploration and Production, EnCana Oil, Ranch Ltd, Forest Oil Corporation, Hunt Petroleum Corporation, Pioneer Natural Resources USA, Inc., Williams and Saint Mary Land & Exploration Company. The data in this report was further segmented into seven revenue categories for each position. We focused our compensation analysis on the revenue category of $40 million to $100 million, which is consistent with our actual and forecasted revenue. The data was also scope-adjusted to reflect job responsibilities of various employees rather than merely focusing on position titles. While some of these peer companies are larger than the Company, the size adjustments and scope adjustments rendered the data more appropriate for our analysis. The 2007 Report includes compensation data derived from proprietary surveys that focused on certain positions in the company. This data was primarily used because it included certain positions not included in the other survey and it was also used to confirm salary levels for certain positions included in the first survey.

        The 2009 Report, utilized data derived from 15 proprietary compensation surveys for comparable for-profit companies. For the 2009 Report, the applicable surveys analyzed the compensation of executives in comparable industries such as cleaner coal technology, energy production and environmental solutions with estimated revenues of approximately $55 million. The 2010 Report utilized data derived from six proprietary compensation surveys for comparable for-profit, publicly held environmental solutions companies with revenues of $20 million to $50 million. The components of compensation, discussed in more detail below, are compared to the data from the compensation surveys for the appropriate period. In some instances, due to the competitive environment in which we operate and the experience and qualifications of the individual executive, we may pay above the median, and in other cases, below the median. However, overall, we will continue to try to compensate our officers in the 50th to 75th percentile of compensation by the compensation survey data.

  Base Pay

        Base pay for our named executive officers is set by the Board of Directors upon recommendation by the Compensation Committee based upon comparable positions for clean energy technology and energy-related companies in the United States. Base pay targets may be higher than the targeted 50th to 75th percentile range in order to attract candidates with more experience, special skills or with unique qualifications for a particular position. Because base pay is not easily adjusted when strategic goals are not attained, and because we have not yet achieved substantial revenue and earnings from our core technologies, we regard base pay as more important in recruiting qualified executives, but less important as an individual motivating factor in attaining strategic corporate goals. The Compensation Committee generally reviews the performance of each named executive officer during the first quarter of each year for the prior year of service. In each case, the Compensation Committee takes into account the scope of responsibilities and experience of each officer and balances these against our peer group or compensation study data as described above in Elements of Total Compensation. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results.

        Mr. Laughlin's and Mr. Milliman's salaries are lower than the median and neither officer has been granted a pay increase during the periods during which they are presented in the above table. In May of 2009, in an effort to bring certain officers closer to the median, the Compensation Committee increased Ms. Kubik's base salary 15%, resulting in her base pay being still lower than the median. Mr. Stoner's base salary was set at $300,000 per year by the Compensation Committee based on the 2009 Report resulting in his base pay being lower than the median. During Mr. Stoner's first year of employment, $100,000 of his annual base pay was to be made in monthly stock grants and the remaining in cash. In July 2009, the Compensation Committee increased Mr. Mahoney's base salary to $200,000 due to his increased responsibilities after being appointed President & General Manager of C-Lock Technology, Inc. The increase was evaluated in comparison to the data from the 2009 Report and factored in experience and other qualifications, which resulted in Mr. Mahoney's base pay being in approximately the 82nd percentile. In November 2009, Mr. Mahoney was promoted to President and Chief Operating Officer of Evergreen Energy Inc. His base pay did not change as a result of this promotion. Mr. Gionfriddo was initially hired in May, 2010 as Chief Technology Officer. Mr. Gionfriddo's initial base pay upon hiring was evaluated in comparison to the data in the 2009 Report and factored in his experience and other qualifications, which resulted in Mr. Gionfriddo's base pay being in the 93rd percentile. Subsequent to Mr. Mahoney's termination, he was appointed as Interim President in addition to Chief Technology Officer, which did not result in an increase in base pay. No increases in base pay were granted in 2010 due to limited cash resources. The Compensation Committee, at its discretion, may approve increases in base pay during 2011 as circumstances dictate.

        As a part of our cost containment activities, during 2009 each Named Executive Officer and certain middle management employees' pay was decreased in a range of 10% to 50%. Mr. Milliman's pay was reduced by 10% and Ms. Kubik's, and Messrs. Mahoney's and Laughlin's pay was reduced by 15%. Mr. Stoner's cash portion of his pay was reduced by 50%. The Compensation Committee has approved a reinstatement of pay to original salary amounts in April 2010. Generally, taking into account the above mentioned pay reductions, no pay increases were granted to any employee in 2009 due to the overall company performance and limited cash resources. No increases in base pay were granted in 2010 due to limited cash resources. The Compensation Committee, at its discretion, may approve increases in pay during 2011 as circumstances dictate.

  Annual Incentives—Cash Bonus Awards

        Cash bonus awards are an important annual tool in rewarding individual performance that is aligned with the objective of increasing stockholder value. The primary purpose of the annual cash bonus is to motivate participants to enable us to achieve short-term goals designed to create sustainable stockholder value and reward them to the extent they achieve such goals. The Compensation Committee makes objective and subjective evaluations of the named executive officers and awards cash bonus payments based on relative contribution by each named executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive annual cash bonuses, the compensation survey data and other types of compensation received by our named executive officers. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results.

        No annual incentive cash bonuses were granted to the named executive officers in 2009 or in 2010 due to the overall company performance and limited cash resources. Through March 2011, no cash incentive bonuses have been awarded to the named executive officers due to limited cash resources, although cash retention bonuses and inducement bonuses were awarded as discussed below. However, the Compensation Committee, at its discretion, may award bonuses during 2011 as circumstances dictate.

  Long-Term Incentive—Stock-Based Compensation

        All stock based compensation awards for named executive officers are authorized by the Board of Directors. All awards come from stockholder approved plans, with the exception of "inducement awards." Inducement awards refer to stock based compensation awarded to induce officers to accept employment with us. We use a combination of restricted stock and stock option awards that may contain both time based and performance based vesting criteria that are designed to attract and retain executives and employees. The number of restricted shares or options awarded to each recipient is determined by considering the nature of the position, the experience and qualifications of the grantee and the desired amount of the overall compensation package. Beginning in 2009, the Compensation Committee began granting restricted stock awards that contain vesting criteria based upon the closing price of Evergreen's stock for a predetermined period of time. The Compensation Committee believes that these types of grants better align goal attainment with an increase in stock price and increased shareholder value. See further discussion of specific grants below.

        Historically, these grants generally vest over a three- to five-year period with 20% to 33% vesting on the anniversary date of grant date if the individual continues to be employed by us and, if applicable, goals established throughout the year have been achieved. Due to our stage of development, the goals and objectives of the named executive officers evolve throughout the year rather than fixed annual goals being established at the beginning of each year. In certain instances, the grants may also contain immediate vesting related to prior service. Restricted stock grants to new employees are made on the first day of the month following employment. In certain instances, if Evergreen is in a blackout period, the grant date may be made on the first day of the month following the end of the blackout period and generally vest based upon grant date anniversary and may contain performance vesting criteria. Further, in certain instances, vesting date may be on March 25 of each subsequent year until fully vested. Upon termination of employment with us, unless otherwise agreed by Evergreen, all unvested and unexercised stock options are forfeited pursuant to the terms of the grant agreements and all unvested restricted stock grants are immediately forfeited. Generally, the Compensation Committee annually reviews the stock based compensation of each executive officer, taking into account peer group or compensation study data, salary levels, responsibilities, contribution to our business and our results.

        2007 Grants and Related Vesting.    In 2007, Ms. Kubik and Mr. Laughlin received 567 and 750, restricted shares, respectively, that contain both time and performance based vesting criteria. The number of shares granted was based upon data contained in the 2007 Report. Assuming applicable performance criteria are satisfied, these shares vested in three equal parts beginning on March 14, 2008. Ms. Kubik and Mr. Laughlin have achieved the various performance goals and objectives determined at the discretion of the Board of Directors and its committees. Ms. Kubik vested in 189 shares of restricted stock on March 15, 2009 related to the attainment of 2008 goals, principally related to the development, expansion and refinement of the internal control structure and the development of various internal reporting mechanisms and tools. Further, goals were added during 2008 related to the identification and completion of a financing transaction, including the associated audit and Securities and Exchange Commission filings, which were also achieved. Mr. Laughlin vested in 250 shares of restricted stock on March 15, 2009 related to the attainment of 2008 goals, principally related to the evaluation, development and refinement of the legal and internal control structures and providing internal support for contract and transaction evaluation, negotiation, drafting, and execution. Ms. Kubik and Mr. Laughlin vested in 189 and 250 shares of restricted stock, respectively, on March 15, 2010 related to the review and attainment of 2009 goals, principally related to contributions to the Buckeye sale process, financing activities and restructuring of the Board and executive management.

        2009 Grants and Related Vesting.    In 2009, the Compensation Committee approved a plan to award stock options to most eligible employees. These awards took into consideration the results of the compensation surveys discussed above and the fact that neither base pay increases nor annual incentive cash bonuses were awarded in 2008. Pursuant to the plan, Ms. Kubik and Mr. Laughlin each received 6,667 stock options and Mr. Milliman received 4,167 stock options that contain both time and performance based vesting criteria. These awards provided for the first 33% to vest on March 27, 2009, with 33% to vest on each March 27th thereafter until fully vested and assuming applicable performance criteria are satisfied. The initial vesting on March 27, 2009 is related to prior service. Ms. Kubik and Mr. Laughlin each vested in 2,222 stock options on March 27, 2010 related to the review and attainment of 2009 goals described above. Mr. Milliman vested 1,389 stock option on March 27, 2010 related to the successful shutdown of the Ft. Union plant, the additional responsibilities taken on when a former officer departed and the transition of consultant based work being transferred in house. Ms. Kubik and Mr. Laughlin each vested in 2,222 stock options on March 27, 2011 related to the review and attainment of 2010 goals, principally related to the completion of the Buckeye sale process, financing activities and support of K-Fuel and GreenCert development. Mr. Milliman vested 1,389 stock option on March 27, 2011 related to the review and attainment of 2010 goals, principally related to the assumption of additional business and strategic development activities of K-Fuel.

        In connection with his employment, Mr. Stoner was granted options to purchase 41,667 shares of common stock at an exercise price of $11.52 per share, the closing market price on June 24, 2009. The options were fully vested on the date of grant and expire on June 24, 2014.

        In connection with his employment, Mr. Mahoney received 4,167 shares of restricted stock that contained both time and performance based vesting criteria. This award provided for the first 20% to vest on June 1, 2009 as an inducement award, with 20% to vest on June 1st thereafter until fully vested assuming applicable performance criteria are satisfied. Additionally, in connection with his appointment as President and Chief Operating Officer, Mr. Mahoney received an option to acquire 12,500 shares of our common stock at an exercise price of $3.60 per share (the closing price on November 19, 2009), which immediately vested. Pursuant to the terms of his grant agreements, all unvested restricted stock grants were forfeited and, as none of the options were exercised, all of the option grants were also forfeited.

        Also on November 19, 2009, in recognition of our financial position, in lieu of salary increases and bonuses for 2009 and in recognition of their support of the CEO and President during the transition period the Compensation Committee awarded, Ms. Kubik, and Mr. Laughlin each 12,500 stock options with an exercise price of $3.60, all of which vested immediately.

        2009 Benchmarked Grants.    In connection with his employment, Mr. Stoner was also granted a restricted stock award representing the contingent right to receive up to 250,000 shares of restricted common stock, subject to performance-based vesting upon the attainment of certain benchmarks, and assuming continuous employment, as follows: (i) 83,333 shares of common stock upon an increase in the closing price our common stock to $18.00 or higher per share for all of the trading days within any sixty consecutive calendar day period; (ii) an additional 41,667 shares of common stock upon an increase in the closing price of Evergreen's common stock to $24.00 or higher per share for all of the trading days within any sixty consecutive calendar day period; (iii) an additional 41,667 shares of common stock upon an increase in the closing price of our common stock to $30.00 or higher per share for all of the trading days within any sixty consecutive calendar day period; (iv) an additional 41,667 shares of common stock upon an increase in the closing price of our common stock to $36.00 or higher per share for all of the trading days within any sixty consecutive calendar day period; and (v) an additional 41,666 shares of common stock upon an increase in the closing price of our common stock to $48.00 or higher per share for all of the trading days within any sixty consecutive calendar day period. Vesting of the award pursuant to the benchmarks above may also occur in the event of a merger or acquisition of Evergreen in which the price per share for our common stock satisfies the above vesting thresholds. Any unvested portion of the restricted stock award will expire on June 24, 2013.

        In connection with his appointment as President and Chief Operating Officer, Mr. Mahoney was also granted a restricted stock award representing the contingent right to receive up to 70,833 shares of restricted common stock, subject to the attainment of certain benchmarks, and assuming continuous employment, as follows: (i) 20,833 shares of restricted common stock when the closing price of Evergreen's common stock is at or above $8.40 per share for 60 consecutive calendar days; (ii) an additional 12,500 shares of restricted common stock when the closing price of our common stock is at or above $12.60 per share for 60 consecutive calendar days; (iii) an additional 12,500 shares of restricted common stock when the closing price of our common stock is at or above $18.00 per share for 60 consecutive calendar days; (iv) an additional 12,500 shares of restricted common stock when the closing price of our common stock is at or above $21.00 per share for 60 consecutive calendar days; and (v) an additional 12,500 shares of restricted common stock when the closing price of our common stock is at or above $25.20 per share for 60 consecutive calendar days. Vesting of the award pursuant to the benchmarks above would have also occurred in the event of a merger or acquisition of Evergreen in which the price per share for our common stock satisfies the above vesting thresholds. The entire 70,833 restricted stock award was forfeited upon Mr. Mahoney's termination in August 2010.

        2010 Grants and Related Vesting.    On September 8, 2010, Mr. Milliman received 38,750 shares of restricted stock that contain both time and performance based vesting criteria. These awards provided for the first 33% to vest on September 8, 2010, with 33% to vest on each March 25th thereafter until fully vested and assuming applicable performance criteria are satisfied. The initial vesting on September 8, 2010 is related to prior service. Mr. Milliman vested in 12,917 shares on March 25, 2011 related to the attainment of 2010 goals described above as well as the movement forward in the K-Fuel process development.

        2010 Benchmarked Grants.    In an effort to retain and incentivize the executive management staff and to tie performance to increases in stock price and the creation of shareholder value, Ms. Kubik and Messrs. Stoner, Laughlin and Gionfriddo received restricted stock awards representing the contingent right to receive up to 166,667, 416,667, 145,834 and 83,334 shares of common stock, respectively, subject to the attainment of certain benchmarks and assuming continuous employment, as follows; (i) 1/3 of the shares of restricted common stock upon the achievement of 12 month positive cash forecast at Board of Directors' discretion; (ii) 1/3 of the shares of restricted common stock upon the attainment of an average closing stock price of $2.25 or higher for all trading days within a 60 day consecutive calendar period; (iii) 1/6 of the shares of restricted common stock upon the attainment of an average closing stock price of $3.00 or higher for all trading days within a 60 day consecutive calendar period; and (iv) 1/6 of the shares of restricted common stock upon the attainment of an average closing stock price of $3.75 or higher for all trading days within a 60 day consecutive calendar period. Vesting of the award pursuant to the benchmarks above would have also occurred in the event of a merger or acquisition of Evergreen in which the price per share for our common stock satisfies the above vesting thresholds. Pursuant to the individual agreements, in the event of a change in control prior to the termination of service and where the change in control includes a new CEO appointment, all the shares currently in the holding period will vest immediately for Ms. Kubik and Messrs. Stoner and Laughlin. Also pursuant to the individual agreement, Mr. Stoner would vest in the first tranche of his award if he were to leave for any reason except for cause. Any unvested portion of the restricted stock award will expire on September 8, 2014. On February 16, 2011, the benchmark of an average closing stock price of $2.25 or higher for all trading days within a 60 day consecutive calendar period was attained, resulting in the vesting of 55,556, 138,889, 48,611 and 27,778 shares of common stock, respectively, for Ms. Kubik and Messrs. Stoner, Laughlin and Gionfriddo. On March 4, 2011, the benchmark of an average closing stock price of $3.00 or higher for all trading days within a 60 day consecutive calendar period was attained, resulting in the vesting of 27,778, 69,445, 24,306 and 13,889 shares of common stock, respectively, for Ms. Kubik and Messrs. Stoner, Laughlin and Gionfriddo.

  Retention Awards

        From time to time, the Compensation Committee may grant retention awards at its discretion. These awards may be in stock or cash and may be to specific individuals or broad-based program to address retention of employees. In May 2009, in an effort to continue its path of K-Fuel development, the Compensation Committee approved a retention bonus program for select employees due to their specialized knowledge related to the technical aspects of the K-Fuel process. This program provided for retention bonuses to be paid out over two years on specified dates through May 31, 2011. Mr. Milliman was awarded a retention plan totaling $60,000 of cash bonuses to be paid out as described above. During the years ended December 31, 2009 and 2010, Mr. Milliman received payments totaling $15,000 and $30,000, respectively.

        In February 2008, after taking into consideration our financial position, the timeline to execute a definitive agreement to build K-Fuel or K-Direct plants and the constrained job market, the Compensation Committee adopted a broad retention program in an effort to retain personnel throughout the organization. The Compensation Committee approved the award of stock options to all participants of the retention program that contain time-based vesting criteria. Generally, the stock options vest over a five year period, 20% vesting each year with a first vesting date of March 14, 2008. The retention stock option awards granted to certain of our officers provided for the first 20% to vest on March 14, 2008, with 20% on each March 14th thereafter until fully vested. Mr. Laughlin and Ms. Kubik each received 3,333 stock options and Mr. Milliman received 834, all with an exercise price of $23.52.

  Inducement Awards

        In connection with his employment, Mr. Mahoney received an inducement bonus of $20,000 paid in two equal installments over his first two months of employment. He also received an award of 4,167 shares of restricted stock with a grant date of June 1, 2009, of which 20% vested immediately as an inducement award.

  Other Compensation

        We provide our executive officers with perquisites and benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. Our executives are entitled to few benefits that are not otherwise available to all of our employees and, except as described elsewhere, the value of such perquisites and benefits for each executive officer is less than $10,000 in the aggregate. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Stock Ownership Guidelines

        In 2007, stock ownership guidelines were established for directors and officers to ensure that our directors and executives have a long-term equity stake in Evergreen. The guidelines applied to all directors and all corporate vice presidents and above. The guidelines required non-employee directors to have achieved a minimum investment in Evergreen stock within three years and required corporate officers to have achieved a minimum investment in Evergreen stock within five years. The ownership guidelines were defined as stock ownership value as a multiple of annual retainer (directors) or salary (officers) and are set as follows: Non-employee directors—not less than five times annual retainer; CEO—not less than two times salary; and corporate Vice Presidents—not less than one times salary. Shares held prior to the effective date of the guidelines and shares purchased and held under our employee stock purchase plan were applied towards satisfying the investment requirement. In March 2011, the Board elected to rescind these guidelines after consideration of the new Non-Employee Director Compensation more fully described above and the revised approach related to Benchmark grants made to Executive Officers. Both of these programs result in the Directors and Named Executive Officers owning an equity stake in Evergreen.

Employment Agreements

        We have no employment agreements at this time. The key terms of employment are described in offer letters and generally are limited to date of initial employment, starting annual base salary, number of days of paid time off, eligibility for stock incentive plans and other similar information that may vary by individual or as required by state law.

Change in Control and Severance Agreements

        We currently have no formal change in control or severance policy, although executives and other employees may be given severance or salary continuation upon resignation or termination based on individual circumstances and negotiation. Additionally, our various stock option and incentive plans generally allow for accelerated vesting with respect to awards made under the plans upon a change in control.

Accounting and Tax Impacts of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility. Covered employees include each of our named executive officers.

        Our Compensation Committee considers our ability to fully deduct compensation in accordance with the $1million limitations of Section 162(m) in structuring our compensation programs. However, the Compensation Committee reserves the right to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of Evergreen and our stockholders. Our Compensation Committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices compared to our peer group.

        We also take into consideration accounting implications in the design of our compensation programs. Executive officers and the Compensation Committee review the projected expense amounts associated with the granting of option and restricted share grants. Under current accounting rules Financial Accounting Standards Board Accounting Standards Codification Topic 718 "Share-Based Payments," or FASB ASC 718, we are required to expense the grant-date fair value of share-based grants. The grant-date value is amortized and expensed over the service period, generally the vesting period of the grant.

Pension Benefits

        We do not provide pension benefit plans to our employees or our named executive officers.

Non-Qualified Defined Contribution or Other Non-Qualified Deferred Compensation Plans

        We do not provide non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees or our named executive officers.

 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the committee's review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the our annual report on Form 10-K for the year ended December 31, 2010, as well as the Proxy Statement for the Annual Meeting.

Respectfully submitted by the Compensation Committee of the Board of Directors

Robert S. Kaplan (Chairman)
Richard B. Perl
Peter B. Moss

Summary Compensation Table

        The following table summarizes the compensation that was earned by, or paid or awarded to, the named executive officers. The "named executive officers" are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as such as of December 31, 2010, determined based on the individual's total compensation for the year ended December 31, 2010, as reported in the table below. Pursuant to Exchange Act rules, the named executive officers also include our former President and Chief Operating Officer, Mr. Mahoney, whose employment ended during 2010 because his total compensation exceeded that of certain other named executive officers. The table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The aggregate value of such benefits in the case of each executive officer listed in the table below, which cannot be precisely ascertained but which is less than $10,000 for each such executive officer, is not included.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Thomas H. Stoner Jr.(2)	2010	$219,231	$—		$444,659	(3)	$—	$—		$663,890
Chief Executive Officer	2009	$109,231	$—		$2,421,435	(4)	$345,000	$—		$2,875,666
Diana L. Kubik	2010	$182,327	$—		$157,556	(5)	$—	$—		$339,883
Executive Vice President and	2009	$176,289	$—		$—		$99,400	$—		$275,689
Chief Financial Officer	2008	$165,000	$20,000		$—		$62,000	$—		$247,000
Michael J. Gionfriddo(2)	2010	$116,923	$—		$78,778	(5)	$—	$—		$195,701
Interim President and Chief
Technology Officer
William G. Laughlin	2010	$185,192	$—		$137,862	(5)	$—	$—		$323,054
Executive Vice President,	2009	$188,539	$—		$—		$99,400	$—		$287,939
General Counsel and Secretary	2008	$193,000	$25,000		$—		$62,000	$—		$280,000
Kevin E. Milliman(2)	2010	$150,827	$30,000		$56,575		$—	$—		$237,402
Vice President of Engineering	2009	$152,615	$15,000		$—		$41,500	$—		$209,115
Former Named Executive Officer:
Miles Mahoney(2)(6)	2010	$115,769	$—		$—		$—	$11,016	(7)	$126,785
President and Chief Operating	2009	$123,231	$20,000	(8)	$188,212	(9)	$45,000	$18,958	(10)	$395,401
Officer

(1)
The amounts shown in this column represent the grant date fair values for the restricted stock units granted to the named executive officers (disregarding any estimate of forfeitures related to service-based vesting conditions). Certain of these grants contain market-based vesting criteria and as a result, the value reflected herein represents the estimated value derived using a Monte-Carlo fair value model run with thousands of iterations. These amounts do not correspond to the actual cash value that will be recognized by each of the named executive officers when received.

(2)
Pursuant to SEC rules, compensation is only presented for the years in which the individual was a named executive officer of Evergreen.

(3)
Included in the Stock Awards column is 416,667 shares of restricted stock granted on September 8, 2010. These shares will not vest until certain vesting criteria are attained. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—2010 Grants and Related Vesting. Also included are 22,377 shares of stock issued in lieu of cash annual base pay for year ending December 31, 2010.

(4)
Included in the Stock Awards column is 250,000 shares of restricted stock granted on June 24, 2009. These shares will not vest until certain vesting criteria are attained. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—2009 Benchmarked Grants. Also included are 10,052 shares of stock issued in lieu of cash annual base pay for year ending December 31, 2009.

(5)
Included in the Stock Awards column are shares of restricted stock granted on September 8, 2010. These shares will not vest until certain vesting criteria are attained. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—2010 Grants and Related Vesting.

(6)
Mr. Mahoney was terminated effective as of August 2, 2010. Annual base pay he received while he was an employee is reflected in the Salary column.

(7)
Reflects relocation and temporary housing expenses of $11,016.

(8)
Reflects a $20,000 inducement award.

(9)
Included in the Stock Awards column is 70,833 shares of restricted stock granted on November 19, 2009. These shares were forfeited upon Mr. Mahoney's termination. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—Benchmarked Grants.

(10)
Reflects relocation and temporary housing expenses of $18,958.

Employment and Other Agreements

        We currently have no employment agreements. We had an employment agreement with Theodore Venners, our Founder. The agreement generally addressed: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation. The agreement also contained termination and related pay provisions and accelerated vesting conditions in the event of a change in control or termination without cause. On July 22, 2009, we entered into a transition agreement with Mr. Venners upon his termination. The principal terms of the agreement were as follows: (1) Mr. Venners worked between 60 to 90 hours per month and received a consulting fee of $22,500 per month during the nine month transition period; (2) we will pay Mr. Venners' health insurance until he reaches age 65 and make available health insurance to his wife with the costs to be paid by Mr. Venners; (3) Mr. Venners retained his ownership of 4,000 shares of C-Lock Technology Inc stock which may be converted to shares of our common stock on terms as yet to be determined; (4) Mr. Venners received $30,000 for expenses incurred in connection with the agreement and certain actual costs for Green Search, LLC, an entity controlled by Mr. Venners ; (5) Mr. Venners' employment agreement with Evergreen dated December 31, 2005 was terminated by mutual agreement of the parties; and (6) the 600,000 shares of our common stock that Mr. Venners was granted in connection with the employment agreement fully vested at the end of the nine month transition period, March 31, 2010. Through December 31, 2010, Mr. Venners received $172,567 pursuant to his transition agreement.

2010 Grants of Plan Based Awards

        The following table sets forth equity-based awards granted to our named executive officers during the fiscal year ended December 31, 2010.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Share Price of Option and Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(1)
Thomas H. Stoner Jr.	9/8/2010	416,667	(2)	0.95	393,891
Diana L. Kubik	9/8/2010	166,667	(2)	0.95	157,556
Michael J. Gionfriddo	9/8/2010	83,334	(2)	0.95	137,862
William G. Laughlin	9/8/2010	145,834	(2)	0.95	78,778
Kevin E. Milliman	9/8/2010	38,750	(3)	0.95	56,575
Former Named Executive Officers:
Miles F. Mahoney	—	—		—	—

(1)
The amounts shown in this column represent the grant date fair values for the restricted stock and option units granted to the named executive officers (disregarding any estimate of forfeitures related to service-based vesting conditions).

(2)
Stock award was granted on September 8, 2010 and vests based upon achievement of 12 month positive cash forecast and certain market or performance conditions. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—2010 Grants and Related Vesting.

(3)
The stock awards are subject to time based vesting and vest in three equal installments. The first vesting was on September 8, 2010 for prior year's services and the remaining vesting installments begin on March 25, 2011.

2010 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding option awards and unvested stock awards held by our named executive officers as of the year ended December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas H. Stoner Jr.	41,667	—		11.52	6/24/2014	250,000	(2)	162,500
						416,667	(3)	270,834
Diana L. Kubik	2,000	1,334	(4)	23.52	3/14/2018	166,667	(3)	108,334
	4,445	2,222	(6)	13.44	3/27/2016	1,334	(5)	867
	12,500	—		3.60	11/19/2014	—		—
Michael J. Gionfriddo	—	—		—	—	83,334	(3)	54,168
William G. Laughlin	25,000	—	(7)	198.36	3/1/2012	145,834	(3)	94,793
	2,000	1,334	(4)	23.52	3/14/2018	1,334	(5)	867
	4,445	2,222	(6)	13.44	3/27/2016	—		—
	12,500	—		3.60	11/19/2014	—		—
Kevin E. Milliman	500	334	(4)	23.52	3/14/2018	25,833	(8)	16,792
	2,778	1,389	(6)	13.44	3/27/2016	2,001	(9)	1,301

(1)
The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($0.65 on December 31, 2010). The amounts assume the maximum percentage of shares of restricted stock will vest based upon the passage of time and/or the achievement of the specified performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executives.

(2)
Stock award was granted on June 24, 2009 and vests based upon achievement of certain market conditions. See Elements of Total Compensation—Long-term Incentive—Stock-Based Compensation—Benchmarked Grants above for more detail.

(3)
Stock award was granted on September 8, 2010 and vests based upon achievements of certain market or performance conditions. See Elements of Total Compensation—Long-term Incentive—Stock-Based Compensation—Benchmarked Grants above for more detail.

(4)
Stock option was granted on March 14, 2008 with 20% immediately vested and 20% vesting in four equal installments beginning March 15, 2009.

(5)
Stock award was granted on November 14, 2007 and vests in five equal installments beginning March 14, 2008.

(6)
Stock options were granted on March 27, 2009 with 33% immediately vested and 33% vesting in two equal installments beginning March 27, 2010.

(7)
Stock option was granted on March 9, 2005 and vests in five equal installments beginning on March 9, 2006.

(8)
Stock award was granted on September 8, 2010 with 33% immediately vested and 33% vesting in two equal installments beginning on March 25, 2011.

(9)
Stock award was granted on September 10, 2008 and vests in five equal installments beginning on September 1, 2009.

2010 Options Exercised and Stock Vested

        The following table summarizes options and stock awards that were exercised or vested by our named executive officers during the year ended December 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas H. Stoner(2)	—	—	22,377	50,768
Diana L. Kubik(3)	—	—	855	3,181
Michael J. Gionfriddo	—	—	—	—
William G. Laughlin(4)	—	—	917	3,412
Kevin E. Milliman(5)	—	—	13,641	20,088
Former Named Executive Officers:
Miles F. Mahoney(6)	—	—	833	1,800

(1)
Value realized on vesting was calculated by taking the closing price of our common stock on the date of vesting and multiplying this closing price by the number of restricted shares that vested.

(2)
Upon vesting of restricted stock, Mr. Stoner acquired 2,398 shares with a market value of $8,333 on February 2, 2010, 2,170 shares with a market value of $8,333 on March 1, 2010, 3,472 shares with a market value of $8,333 on March 31, 2010, 2,894 shares with a market value of $8,333 on May 1, 2010, 3,858 shares with a market value of $8,333 on May 31, 2010 and 7,585 shares with a market value of $9,103 on July 2, 2010.

(3)
Upon vesting of restricted stock, Ms. Kubik acquired 855 shares with a market value of $3,181 on March 15, 2010.

(4)
Upon vesting of restricted stock, Mr. Laughlin acquired 917 shares with a market value of $3,412 on March 15, 2010.

(5)
Upon vesting of restricted stock, Mr. Milliman acquired 58 shares with a market value of $70 on July 1, 2010, 666 shares with a market value of $1,159 on September 1, 2010 and 12,917 shares with a market value of $18,859 on September 8, 2010.

(6)
Upon vesting of restricted stock, Mr. Mahoney acquired 833 shares with a market value of $1,800 on June 1, 2010.

Potential Payments Upon Termination or Change in Control

  Equity Award Accelerated Vesting

        We do not generally provide special change in control benefits to executives. Rather, our only change in control arrangement relates to potential accelerated vesting of option and stock awards either as defined in a specific plan or grant award agreement. Our 1992 restated stock option plan contains change in control provisions that allow for full vesting of any unvested equity awards immediately prior to any change in control. Our 1996, 2004 and 2010 stock option and incentive plans have no mandatory acceleration upon change in control, but accelerated vesting is permitted at the Board of Directors' or at a committee of the Board's discretion. Our 1999 and 2002 stock option and incentive plan have mandatory acceleration upon change in control, unless new ownership assumes the obligation or grants equivalent rights.

        If a hypothetical change in control occurred on December 31, 2010 and there was accelerated vesting of options and stock awards, the following named executive officers would have recognized the following compensation:

	Option Awards		Stock Awards
Name(1)	Number of Shares unvested as of December 31, 2010 (#)	Value Realized on immediate vesting ($)(2)	Number of Shares unvested as of December 31, 2010 (#)	Value Realized on immediate Vesting ($)(3)
Thomas H. Stoner	—	—	666,667	433,334
Diana L. Kubik	3,556	—	168,001	109,201
Michael J. Gionfriddo	—	—	83,334	54,168
William G. Laughlin	3,556	—	147,168	95,660
Kevin E. Milliman	1,723	—	27,834	18,093
Former Named Executive Officers
Miles F. Mahoney	—	—	—	—

(1)
None of our plans described above have accelerated vesting provisions in the case of death, disability or termination and therefore have not been included as a benefit for the purpose of the table above.

(2)
Value realized upon immediate vesting for stock options was calculated by taking the difference between the exercise price and the closing price of our common stock on December 31, 2010, multiplied by the number of stock options that would vest. For purposes of the table above, all grants made to named executive officers had exercise prices in excess of the closing price of our common stock on December 31, 2010, therefore the difference between the exercise price and closing price is shown as zero.

(3)
Value realized upon immediate vesting for restricted shares was calculated by taking the closing price of our common stock on December 31, 2010 multiplied by the number of restricted shares that would vest.

Other Arrangements

        We have no formal severance policy, although executives and other employees may be given severance or salary continuation upon resignation or termination based on individual circumstances and negotiation.

Equity Compensation Plan Information

        We have adopted stock incentive plans to provide incentives to attract and retain officers, directors and key employees and consultants. We currently have reserved a total of 3,291,667 shares of our common stock for granting awards, including 83,333 shares under our 1992 Amended and Restated Stock Option Plan, 125,000 shares under our 1996 Stock Option and Incentive Plan, 166,667 shares under our 1999 Stock Incentive Plan, 166,667 shares under our 2002 Stock Incentive Plan, 500,000 shares under our 2004 Stock Incentive Plan, and 2,250,000 shares under our 2010 Equity Incentive Plan. In addition, there are 8,333 shares reserved under our Employee Stock Purchase Plan. The current issuance of any additional shares from the 1992 Plan, the 1996 Plan and the 1999 Plan are subject to certain restrictions. Further, the 2002 Plan, the 2004 Plan and the 2010 Plan prohibit the issuance of shares pursuant to these plans after the 10 year anniversary of such plan. As of December 31, 2010, a total of 652,408 shares have been issued from option exercises, share awards and purchases under our six plans. In the aggregate, there remain 1,636,692 shares available for issuance under outstanding and future awards pursuant to our stock plans.

        The following table sets forth a description of our equity compensation plans as of December 31, 2010:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights		Weighted-average exercise price of outstanding options and other rights		Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,148,816	(1)	$43.95	(2)	1,636,692	(3)
Equity compensation plans not approved by security holders	291,667	(4)	$11.52		—

Total	1,440,483		$37.38		1,636,692

(1)
Includes 133,241 stock options and 1,015,575 shares of unvested restricted stock awards as of December 31, 2010.

(2)
The weighted average exercise price does not take into account 1,015,575 shares issuable upon vesting of restricted stock, which has no exercise price.

(3)
Includes 54,000 shares remaining under our 1992 Amended and Restated Stock Option Plan, 19,222 shares remaining under our 1996 Stock Option and Incentive Plan, 162,583 shares remaining under our 1999 Stock Incentive Plan, 58,082 shares remaining under our 2002 Stock Incentive Plan, 2,015 shares remaining under our 2004 Stock Incentive Plan and 1,340,790 shares in 2010 Stock Incentive Plan.

(4)
Includes 41,667 options to purchase granted to Mr. Stoner with an exercise price of $11.52, the closing price on June 24, 2009 and 250,000 shares of restricted stock which vest upon certain market prices of our common stock. The award vested 100% on the date of grant.

Related Party Transactions

  Related Party Transaction Approval Policy

        The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interests of Evergreen. Accordingly, effective as of February 20, 2007, the Board adopted a written policy for the review, approval and ratification of transactions with related persons. For the purposes of the policy, a "related party transaction" is a transaction or relationship involving a director, executive officer or 5% stockholder or their immediate family members that is reportable under the SEC's rules regarding such transactions.

        Under the policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interests of Evergreen and on terms no less favorable to Evergreen than those available with other parties. The policy requires for the Audit Committee to review and approve all related party transactions, other than transactions involving amounts less than $100,000 in aggregate. Pursuant to the policy, management shall recommend for any related party transaction to be entered into by Evergreen, including the proposed aggregate value of the transaction, if applicable. After review, the Audit Committee shall approve or disapprove of such transaction, and if approved, management shall undertake to update the Audit Committee as to any material changes with respect to the terms of the transaction.

        In addition, the Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The Code of Business Conduct and Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers, employees and consultants. Included in the Code of Business Conduct and Ethics is a section titled "Conflict of Interest" which addresses related party transactions.

        The conflict of interest provision requires all directors, executives, employees and consultants to disclose: (i) participation by an employee or a family member in a business transaction involving us and another entity or an individual with whom the employee (or his or her family) has a financial relationship; (ii) the direct or indirect financial interest in any business or organization with a company supplier or competitor where the employee has the ability to influence the decision with respect to our business; (iii) an employee having an outside business or other interest which precludes his or her ability to perform his or her duties; and (iv) an employee's or family member's receipt of improper personal benefits as a result of the employee's position with us.

  Consulting

        On January 2, 2011, our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Ilyas Khan to the Board of Directors as Executive Chairman. In connection with Mr. Khan's election, we became party to a Professional Services Agreement ("PSA") with Stanhill Special Situations Fund, formerly known as Crosby Special Situations Fund, ("SSSF") effective December 31, 2010, pursuant to which SSSF will assist us with business development and financing services. Mr. Khan is designated as the lead consultant under the PSA and was elected as Executive Chairman of the Board pursuant thereto. Mr. Kahn is an indirect owner and a strategic advisor to SSSF. We will compensate SSSF as follows: (i) the issuance of warrants to purchase an aggregate of 1,238,150 shares of common stock, with the following exercise prices: 495,540 shares at $0.65 per share; 371,655 shares at $.98 per share; 185,828 shares at $1.14 per share; and 185,828 shares at $1.46 per share; and a monthly fee, payable in arrears, totaling £250,000 per year. SSSF also receives reimbursement for out of pocket expenses, not to exceed £150,000 per year. In March 2011, the Board approved the issuance of 75,376 shares to be issued in lieu of $233,664 cash compensation determined using the closing price of our stock on March 31, 2011 and such shares were issued on April 21, 2011. The total annual compensation to SSSF related to the PSA is approximately $390,000 per year, based upon current exchange rates.

        In connection with the private placement of our common stock in February 2011, we became party to a Professional Services Agreement with Crosby (Hong Kong) Limited ("CHKL") effective January 20, 2011. We will compensate CHKL by (i) a cash fee payment of $633,750 in the first quarter of 2011, and (ii) issuance of warrants to purchase 283,654 shares of our common stock with an exercise price of $2.60 per share. The warrants were issued effective February 1, 2011.

  GreenCert

        In February 2007 we entered into an exclusive patent sub-license agreement with the developer of a proprietary technology for the measurement of carbon emissions and formed a subsidiary, C-Lock Technology, Inc. The agreement provides us with an exclusive worldwide sub-license to a technology to standardize the measurement of carbon emissions in energy and agricultural related activities. The agreement was amended and restated to expand the energy and agricultural activities to all applications of the technology and eliminates other operating requirements. In order to maintain this licensing arrangement, we are required to make minimum annual royalty payments of $500,000 to a company controlled by the developer of the proprietary technology, with each payment extending the arrangement for one year if the parties are in material compliance with the contract.

        We utilized Enterprise Information Management, Inc. (EIM) to help assist us in the development of our GreenCert software. One of our former non-executive employees serves on the board of directors of EIM. We believe the terms and contracted amounts would have been similar if we had entered into this agreement with a third party. We had incurred costs of $2.3 million and $4.8 million during the years ended December 31, 2009 and 2008, respectively. On December 9, 2009, we entered into an agreement with EIM to issue an aggregate of 128,601 shares of restricted common stock to settle $500,000 of incurred costs owed to EIM at that time. As the former employee ceased employment with us in July 2009, EIM is no longer considered a related party and thus payments to EIM during 2010 are no longer disclosed.

        We granted shares from our majority owned subsidiary C-Lock Technology, Inc. to certain executive officers of Evergreen Energy, certain employees of C-Lock Technology, Inc. and others. In the aggregate, these share grants as of December 31, 2010 and December 31, 2009 represent an 8% ownership interest in C-Lock Technology, Inc.

  Royalties

        In 1996, we amended our agreement with Koppelman Ventures, LLC (successor to Edward Koppelman), which we refer to as Koppelman Ventures, to pay Koppelman Ventures 25% of worldwide licensing and royalty revenue received by us until reaching an aggregate amount of $75.2 million. Mr. Koppelman provided us an indemnification against potential claims made by certain parties if we licensed the technology. Currently, there is $73.0 million remaining pursuant to the cap. We paid Mr. Koppelman a total of $500,000 pursuant to the agreement as a prepayment. The $500,000 has no specified expiration date and recognition is solely dependent upon the issuance of licenses. We are amortizing the $500,000 payment as license revenue is generated. In addition, Mr. Theodore Venners, our founder, is entitled to a 50% share of net royalties paid to Koppelman Ventures.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee and the Board has selected Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Representatives of Hein & Associates LLP will be available at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

        The Board is submitting its selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the views of stockholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.

Vote Required

        The vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2011.

        On June 23, 2010, we advised Deloitte & Touche LLP ("Deloitte & Touche") that it was dismissed as our independent registered public accounting firm. Except as noted in the paragraph immediately below, the reports of Deloitte & Touche on our consolidated financial statements for the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

        The reports of Deloitte & Touche on our consolidated financial statements as of and for the years ended December 31, 2009 and December 31, 2008, contained an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern. During the years ended December 31, 2009 and December 31, 2008, we have not had any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche's satisfaction, would have caused them to make reference thereto in their reports on our consolidated financial statements for such years.

        During the years ended December 31, 2009 and December 31, 2008, and through June 23, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The decision to dismiss Deloitte & Touche as our independent registered public accounting firm was approved by the Company's Audit Committee. Deloitte & Touche furnished us with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements.

        On June 28, 2010, we engaged Hein & Associates LLP, ("Hein") as our independent registered public accounting firm for our fiscal year ending December 31, 2010. The decision to engage Hein as our independent registered public accounting firm was approved by the Audit Committee. During the two most recent fiscal years and through June 28, 2010, we had not consulted with Hein regarding either:

  1.
  application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Hein concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

  2.
  any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 Auditor Fees

        The following table shows the aggregate fees billed to Evergreen for professional services by our principal independent registered public accounting firms for fiscal years 2010 and 2009:

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$287,172	$425,000
Audit-Related Fees(2)	12,000	73,500
Tax fees(3)	—	38,682
All Other fees	—	—

Total Fees	$299,172	$537,182

(1)
This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for fiscal years 2010 and 2009, for the review of the financial statements included in our quarterly reports on Form 10-Q during fiscal 2010 and 2009, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. The Audit Fees for the year ended December 31, 2010 include $67,000 of fees paid to Deloitte & Touche principally related to its review of the quarter ended March 31, 2010 and the procedures related to the re-issuance of its audit report related to the consolidated financial statements for the years ended December 31, 2009 and 2008. Audit fees for fiscal year 2009 also include the audit of management's report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 by Deloitte & Touche. No Audit Fees were paid to Hein during the year ended December 31, 2009.

(2)
Audit-related fees paid to Deloitte & Touche were for proxy review and consents issued in connection with an equity offering in March 2010 and related registration of such common stock and in connection with an S-3 deemed effective in January 2010. Audit-related fees in 2009 were for proxy review and consents issued in connection with and equity offering in October 2009 and related registration of such common stock.

(3)
Tax fees include fees related to the evaluation of tax implications of certain international jurisdictions related to transactions and investment alternatives in Asia.

Pre-Approval of Independent Accounting and or other Accounting Firms Fees and Services Policy

        The Audit Committee has adopted policies and procedures regarding the engagement of the principal or other independent accountants that provide audit and non-audit services. The policy allows executive management to approve such services in which the proposed fees are under a predetermined threshold without pre-approval from the Audit Committee. The policy also requires an Audit Committee member to pre-approve the principal independent accounting firm or other accounting firms services where the proposed fees exceed the predetermined threshold. All of the audit fees in the table above were approved pursuant to the policy.

 SOLICITATION OF PROXIES

        This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-K, for the year ended December 31, 2010, as filed with the Securities and Exchange Commission. Requests should be addressed to Chief Financial Officer, 1225 17th Street, Suite 1300, Denver, Colorado 80202. Also, such report may be obtained from our Internet homepage at http://www.evgenergy.com.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A number of brokers with account holders who are Evergreen stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your request to Evergreen Energy Inc., Attention: Chief Financial Officer, 1225 17th Street, Suite 1300, Denver, Colorado 80202 or contact Investor Relations at (303) 293-2992. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

 STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2012 Annual Meeting of Stockholders, the proposal must be in proper form (in accordance with Rule 14a-8 of the SEC's proxy rules) and received by our Secretary on or before January 12, 2012. Stockholder proposals to be presented at the 2012 Annual Meeting of Stockholders which are not to be included in our proxy materials must be received by the Secretary no earlier than January 12, 2012, nor later than February 10, 2012, in accordance with the procedures set forth in our bylaws. Proposals should be sent to the attention of our Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

William G. Laughlin Executive Vice President, General Counsel and Secretary Denver, Colorado

[FRONT OF PROXY VOTING CARD]

PROXY

EVERGREEN ENERGY INC.
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder(s) of Evergreen Energy Inc. (the "Company") hereby appoints William G. Laughlin and Diana L. Kubik, or either of them, with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 15, 2011, at 9:00 a.m., MDT, at 16 Market Square, 6th Floor, 1400 16th Street, Denver, Colorado 80202 and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

          I hereby vote my shares of Evergreen Energy Inc. common stock as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY VOTING CARD]

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, and "FOR" the ratification of the selection of Hein & Associates LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED BELOW.

1. Board of Directors recommends a vote FOR Proposal No. 1
ELECTION OF DIRECTORS	☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees:	Robert S. Kaplan Richard B. Perl	Ilyas T. Khan Thomas H. Stoner, Jr.	Peter B. Moss, Jr. Chester N. Winter

Terms expiring at the 2012 Annual Meeting

(Authority to vote for any nominee named above may be withheld by lining through that nominee's name.)

2. Board of Directors recommends a vote FOR Proposal No. 2
RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2011.	☐	FOR	☐	AGAINST	☐	ABSTAIN
3. Other Matters

In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting and at any adjournment thereof.

☐  MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW

☐  MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

          This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposals No. 1 and 2 above, and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in Proposal No. 1 declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

	DATED:	, 2011

(Seal)	(Stockholder's Signature)
(Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations should sign with corporate name by a duly authorized officer.

QuickLinks

VOTING PROCEDURES
VOTE REQUIRED
STOCK OWNERSHIP
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee Report
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Committee Report
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
Auditor Fees
SOLICITATION OF PROXIES
ANNUAL REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING